EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G.  In evidence thereof, the undersigned hereby execute this Agreement as of April 28, 2016.

RBC HOLDINGS (CHANNEL ISLANDS) LIMITED

/s/ Stuart Rutledge
Signature

Stuart Rutledge - Director
Name/Title

/s/ Christopher Blampied
Signature

Christopher Blampied – Director
Name/Title

RBC CEES TRUSTEE LIMITED

/s/ Mike Evans
Signature

Mike Evans – Director
Name/Title

/s/ Mark Le Saint
Signature

Mark Le Saint – Director
Name/Title